Exhibit (h)(ii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg SK

                                  EXHIBIT 1

CONTRACT

DATE                 INVESTMENT COMPANY
                       Portfolios
                        Classes

December 1, 1997     RIMCO MONUMENT FUNDS
                       RIMCO Monument U.S. Treasury Money Market Fund
                     RIMCO Monument Prime Money Market Fund

                        Class A Shares
                        Class B Shares

                       RIMCO Monument Bond Fund
                       RIMCO Monument Stock Fund

                       RIMCO Monument Small Capitalization Equity Fund

Federated services company provides the following services:

                        Fund Accounting Services;
                        Administrative Services; and
                        Transfer Agency Services

                             RIMCO MONUMENT FUNDS

                                  AGREEMENT
                                     FOR

                          FUND ACCOUNTING SERVICES,
                           ADMINISTRATIVE SERVICES,
                           TRANSFER AGENCY SERVICES

                                     AND
                         CUSTODY SERVICES PROCUREMENT

                           SCHEDULE OF COMPENSATION

I. GENERAL FEE

For all Fund Accounting, Administrative, and Transfer Agency Services provided pursuant to this Agreement, the Investment Company agrees to pay and the Company hereby agrees to accept as full compensation for its services rendered hereunder a fee equal to 0.16% of the average daily net assets of the Funds, plus out-of-pocket expenses.

II. FUND ACCOUNTING SERVICES OUT-OF-POCKET EXPENSES

Out-of-pocket expenses include, but are not limited to, the following: postage (including overnight courier service), statement stock, envelopes, telephones, telecommunication charges (including FAX), travel, duplicating, forms, supplies, microfiche, computer access charges, client specific system enhancements ,access to the shareholder recordkeeping system, security pricing services, variable rate change notification services, paydown factor notification services

III. TRANSFER AGENCY SERVICES OUT-OF-POCKET EXPENSES

Out-of-pocket expenses include but are not limited to postage (including overnight courier service), statement stock, envelopes, telecommunication charges (including Fax), travel, duplicating, forms, supplies, microfiche, computer access charges, client specific enhancements, disaster recovery, closed account fees, processing fees (including check encoding), and expenses incurred at the specific direction of the Fund. Postage for mass mailings is due seven days in advance of the mailing date.

IV. INTERNET SHAREHOLDER TRADING PRICING SCHEDULE

In the event that the Funds begin to offer shareholders the ability to effect transactions in Fund shares over the Internet, the following charges shall apply:

      1.  ONE TIME CHARGES:

            O  Set Up Charge:       $5,000
            o  Basic Package Charge:      $10,000

      2.  TRANSACTION CHARGES:

            o  Inquiry:             $0.10/per
            o  All other Transactions:    $1.00/per

      3.  MINIMUM CHARGE:

            o  $2,000 per month

V.  PAYMENT

Payment is due thirty days after the date of the invoice.

         IN WITNESS WHEREOF, the parties hereto have caused this Schedule to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of December 1, 1997.

                                          RIMCO MONUMENT FUNDS

                                          By:  /S/ JEFFREY W. STERLING
                                             ---------------------------------
                                          Name:  Jeffrey W. Sterling
                                          Title:  Vice President

                                          FEDERATED SERVICES COMPANY

                                          By:  /S/ THOMAS J. WARD
                                             ---------------------------------
                                          Name:  Thomas J. Ward
                                          Title:  Senior Vice President

                                  Agreement

      This Agreement is made and entered into as of December 1, 1997, by Federated Services Company ("Federated") and Riggs Bank, on behalf of itself, its affiliates, (collectively, "Riggs") in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby.

      1. Riggs hereby agrees as follows:

      (a) Immediately upon termination of the Agreement for Fund Accounting Services, Administrative Services and Transfer Agency Services, dated as of December 1, 1997, between Federated and the RIMCO Monument Funds (the "Services Agreement") for any reason including, without limitation, the expiration of its stated term (unless immediately upon expiration of such term, Federated continues to provide services pursuant to an amendment to the Services Agreement or a new services agreement) or for the reasons specified in Article 24 of the Services Agreement, Riggs shall reimburse Federated for all unreimbursed costs incurred by Federated for the creation, registration and initial offering of any portfolio or class of the RIMCO Monument Funds, or any successor thereof (the "Funds"), that became effective with the Securities and Exchange Commission within the twelve month period preceding the termination of the Services Agreement;

      (b) In the event of a direct or indirect change in control, merger, consolidation, liquidation, or acquisition of Riggs or acquisition by Riggs or, in each case, of or by an affiliate of Riggs, (the "Corporate Transaction"), Riggs agrees not to take or recommend any action that, directly or indirectly, would lead to a termination of the Services Agreement or the cessation of Federated's provision of services thereunder to any of the Funds, including, without limitation, a transaction involving the Funds such as the combination or reorganization of one or more of the Funds with or into one or more investment companies that do not receive services from Federated; and

      (c) The provisions of paragraphs (a) and (b) above are in addition to, and in no way limit, any rights that Federated may have under the Services Agreement, or any arrangements that Federated may make with any entity who replaces Federated in providing such services to the Funds, or both.

      2. Federated hereby agrees as follows:

      (a) The addition of new classes or new series to the Funds would be based on mutual agreement of Riggs and Federated after review of the business plan(s) in support of the new class or series and development of an appropriate time schedule for creating such new classes or series;

      (b) Federated hereby agrees that its provision of services to the Funds under the Services Agreement is in no way contingent or dependent upon either: the continuation of any current business dealings between Federated and Riggs (including their respective affiliates); or the establishment of, or failure to establish or expand, any such dealings in the future; including, without limitation, conversion of assets into the Funds, or the use of any of Federated's other products or services by Riggs or its affiliates;

      (c) Federated hereby agrees to partially waive its fees under the Services Agreement so as to limit its fees thereunder to an annual rate of 14 basis points on the aggregate assets of the Funds (exclusive of out-of-pocket expenses); and

      (d) Federated hereby agrees to assist in developing a proposal for effecting a transition to a new Board of Trustees of the Funds. It is understood that such a Board would be constituted in a manner consistent with applicable laws, and that such action must be approved by both the current Board of Trustees and by the shareholders of the Funds.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

                                   RIGGS BANK

                                    By:  /S/ HENRY A. DUDLEY, JR.
                                       --------------------------------
                                    Name:  Henry A. Dudley, Jr.
                                    Title:  Executive Vice President


                                    FEDERATED SERVICES COMPANY

                                    By:  /S/ THOMAS J. WARD
                                       --------------------------------
                                    Name:  Thomas J. Ward
                                    Title:  Senior Vice President